UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 29, 2012

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code:  (212) 887-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2011 Year-End Restricted Stock Awards

On February 29, 2012, KBW, Inc., a Delaware corporation (the “Company”), determined the per share amount to be used to calculate the actual number of shares to be granted to Company employees receiving 2011 year-end bonus awards in the form of restricted shares of Company common stock (such awards, the “Restricted Stock Awards”).

All Restricted Stock Awards to Company employees are scheduled to vest in equal one-third installments over a three year period subject, in the case of Restricted Stock Awards granted to the Company’s named executive officers and principal financial officer (the “Named Executive Officers”), to the satisfaction of certain future performance conditions. These performance conditions, as well as the Restricted Stock Award agreements entered into with the Named Executive Officers and the Restricted Stock Award dollar amounts to be used to determine the number of shares attributable to each Named Executive Officer, were described in a Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on February 23, 2012.

The total number of shares issued to all Company employees (including the Named Executive Officers) as Restricted Stock Awards is 2,471,786.  The Company’s Named Executive Officers, and the Restricted Stock Awards granted to each, are as follows: Thomas B. Michaud — 59,822 shares; Andrew M. Senchak — 44,866 shares; John G. Duffy — 40,379 shares; Robert Giambrone — 47,857 shares; and Mitchell B. Kleinman — 35,893 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 2, 2012

KBW, INC.

By: /s/ Mitchell B. Kleinman
Name:	Mitchell B. Kleinman
Title:	General Counsel